Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AssetMark Financial Holdings, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and § 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 10, 2022	By:	/s/ Natalie Wolfsen
Natalie Wolfsen
Chief Executive Officer